UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2007

GLOBAL CASH ACCESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

William H. Harris resigned from the Board of Directors of Global Cash Access Holdings, Inc. (the “Company”) on August 31, 2007 to pursue other interests. Mr. Harris did not resign as a result of any disagreement with the Company. Mr. Harris served on the Audit Committee. Director Fred C. Enlow was appointed to the Audit Committee to fill the vacancy on the Audit Committee created by Mr. Harris’ resignation.

Item 7.01. Regulation FD Disclosure.

On August 31, 2007, the Company issued a press release announcing the resignation of William H. Harris from the Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. This Item 7.01 and Exhibit 99.1 are furnished to, but not filed with, the Securities and Exchange Commission. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
99.1	Press Release announcing the resignation of William H. Harris from the Board of Directors, dated August 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: August 31, 2007

By: /s/ KIRK E. SANFORD
Kirk E. Sanford
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release announcing the resignation of William H. Harris from the Board of Directors, dated August 31, 2007